UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Cott Corporation

(Exact name of Registrant as specified in its charter)

Canada	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6525 Viscount Road Mississauga, Ontario, Canada 5519 West Idlewild Avenue Tampa, Florida, United States	L4V 1H6 33634
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED COTT CORPORATION EQUITY INCENTIVE PLAN

(Full title of the plan)

Marni Morgan Poe

Vice President, General Counsel and Secretary

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

(813) 313-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

H. John Michel, Jr.	Neil Sheehy
Drinker Biddle & Reath LLP	Goodmans LLP
One Logan Square, Suite 2000	Bay Adelaide Centre
Philadelphia, Pennsylvania 19103-6996	333 Bay Street, Suite 3400
Toronto, ON M5H 2S7

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Shares, no par value	8,000,000	$8.91	$71,240,000	$9,717.14

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Shares that become issuable under the Amended and Restated Cott Corporation Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.
(2)	Pursuant to 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purposes of calculating the registration fee required under Section 6(b) of the Securities Act of 1933 and are based upon the average of the high and low prices for a common share of the Registrant on the New York Stock Exchange on May 17, 2013.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-166507) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-166507) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Amended and Restated Cott Corporation Equity Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 28, 2013).

5.1	Opinion of Drinker Biddle & Reath LLP (filed herewith).

5.2	Opinion of Goodmans LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 21, 2013.

COTT CORPORATION

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Cott Corporation hereby severally constitutes and appoints Jay Wells and Marni Poe, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden	Date: May 21, 2013	/s/ Jay Wells	Date: May 21, 2013
Jerry Fowden		Jay Wells
Director and Chief Executive Officer		Chief Financial Officer
(Principal Executive Officer)		(Principal Financial Officer)

/s/ Gregory Leiter	Date: May 21, 2013	/s/ Mark Benadiba	Date: May 21, 2013
Gregory Leiter		Mark Benadiba
Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)		Director

/s/ George Burnett	Date: May 21, 2013	/s/ David Gibbons	Date: May 21, 2013
George A. Burnett		David T. Gibbons
Director		Chairman, Director

/s/ Stephen Halperin	Date: May 21, 2013	/s/ Betty Jane Hess	Date: May 21, 2013
Stephen H. Halperin		Betty Jane Hess
Director		Director

/s/ Gregory Monahan	Date: May 21, 2013	/s/ Mario Pilozzi	Date: May 21, 2013
Gregory Monahan		Mario Pilozzi
Director		Director

/s/ Andrew Prozes	Date: May 21, 2013	/s/ Eric Rosenfeld	Date: May 21, 2013
Andrew Prozes		Eric Rosenfeld
Director		Director

/s/ Graham Savage	Date: May 21, 2013
Graham Savage
Director

COTT CORPORATION

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Cott Corporation Equity Incentive Plan (incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A, filed on March 28, 2013).

5.1	Opinion of Drinker Biddle & Reath LLP (filed herewith).

5.2	Opinion of Goodmans LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).